UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2010

Baldor Electric Company

(Exact Name of Registrant as Specified in Its Charter)

Missouri	01-07284	43-0168840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5711 R. S. Boreham, Jr. St.

Fort Smith, Arkansas

(Address of Principal Executive Offices)

72901

(Zip Code)

(479) 646-4711

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 29, 2010, Baldor Electric Company, a Missouri corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ABB Ltd, a corporation under the Laws of Switzerland (“Parent”), and Brock Acquisition Corporation, a Missouri corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub has agreed to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the common stock, par value $0.10 per share, of the Company (the “Company Common Stock”), for $63.50 per share of Company Common Stock, net to the holders thereof in cash (the “Offer Price”).

Parent has agreed that Merger Sub will commence the Offer as promptly as practicable (but no later than seven business days) after the date of the Merger Agreement. Merger Sub’s obligation to accept for payment and pay for all shares of Company Common Stock tendered is subject to a number of conditions, including: (i) at least 66- 2/3% of the shares of Company Common Stock then outstanding, on a fully diluted basis, having been validly tendered in (and not withdrawn from) the Offer, (ii) the receipt of required regulatory approvals, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approvals pursuant to the antitrust laws of certain other countries and the receipt of a clearance notice from the Committee on Foreign Investment in the United States and (iii) other customary conditions.

Following the consummation of the Offer, subject to customary conditions (including receipt of the requisite approval of the Company’s shareholders, if required under applicable law), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation. In the Merger, each outstanding share of Company Common Stock (other than shares held by Parent, Merger Sub, any other subsidiary of Parent, any subsidiary of the Company or in the treasury of the Company, and shares with respect to which dissenter’s rights have been properly exercised) will be converted into the right to receive the Offer Price, without interest. The parties have agreed that if, following completion of the Offer, Merger Sub owns at least 90% of the then outstanding shares of Company Common Stock, the parties will take all necessary action to cause the Merger to become effective without a meeting of Company shareholders pursuant to Missouri’s “short form” merger statute. In furtherance thereof, Merger Sub may, but is not required to, provide for a “subsequent offering period” in accordance with applicable law following the expiration of the Offer in order to seek additional shares of Company Common Stock.

In addition, the Company has granted to Merger Sub, subject to certain conditions and limitations, an irrevocable option (the “Top-Up Option”) exercisable within 30 business days after the time Parent accepts shares tendered in the Offer, to purchase additional shares sufficient to give Merger Sub an aggregate number of shares of Company Common Stock equal to the lesser of (i) the number of shares of Company Common Stock that, when added to the number of shares owned by Parent and Merger Sub at the time of exercise of the Top-Up Option, constitute one share more than 90% of the shares of Company Common Stock then outstanding, on a fully diluted basis, or (ii) the aggregate number of authorized shares of Company Common Stock that are not issued and outstanding at the time of the exercise of the Top-Up Option. The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur pursuant to Missouri’s “short form” merger statute.

In the event that Merger Sub does not hold at least 90% of the outstanding shares of Company Common Stock following the consummation of the Offer (including any “subsequent offering period”) and the exercise of the Top-Up Option, the Company must obtain the approval of the Company’s shareholders to consummate the Merger. In this event, the Company will call and convene a shareholder meeting to obtain this approval, and Parent and Merger Sub will vote all shares of Company Common Stock acquired by them pursuant to the Offer in favor of the adoption of the Merger Agreement and the consummation of the Merger.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. Under the terms of the Merger Agreement, the Company has also agreed to certain covenants, including a covenant that prohibits the Company from soliciting, or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, except in response to a bona fide unsolicited written acquisition proposal that the Company’s board of directors has determined is, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains customary termination rights of the Company and Parent, including by the Company in order to accept a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $105 million.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, in some instances the representations and warranties in the Merger Agreement may represent an allocation among the Company, Parent and Merger Sub of risks associated with particular matters regardless of the knowledge of any of the parties. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Merger Sub.

The Merger Agreement was unanimously approved by the board of directors of the Company.

Item 5.01.	Changes in Control of Registrant.

If the Offer is consummated, the Company will experience a change of control. See the disclosures regarding the Offer and the Merger Agreement under Item 1.01 above, which disclosures are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2010, the Company’s board of directors approved an amendment (the “Amendment”) to the By-laws of the Company, effective immediately, to add a new article to the By-laws providing that Section 351.407 of the Missouri General and Business Corporation Law shall not apply to “control share acquisitions” (as defined in Section 351.015(4) of the Missouri General and Business Corporation Law) of shares of the Company Common Stock. A copy of the Amendment is attached hereto as Exhibit 3.1.

Item 8.01.	Other Events.

On November 30, 2010, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

IMPORTANT NOTICE

The Offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the Offer is commenced, Parent will cause a new wholly owned subsidiary, Merger Sub, to file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (SEC). Investors and Company shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by the Company with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to ABB at www.abb.com or at ABB Ltd – Office of the Corporate Secretary – Affolternstrasse 44, P.O. Box 8131 – CH-8050 Zurich/Switzerland. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all shareholders of the Company free of charge at www.baldor.com or by contacting the Company at P.O. Box 2400, Fort Smith, Arkansas, telephone number (479) 648-5769.

Safe Harbor for Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements contained in this Form 8-K (generally identified by words or phrases indicating a projection or future expectation such as “assume”, “believe”, “can”, “continue”, “could”, “depend”, “estimate”, “expect”, “forecast”, “future”, “if”, “intend”, “may”, “ongoing”, “pending”, “probable”, “projected”, “should”,

“subject to”, “will”, “would”, or any grammatical forms of these words or other similar words) are based on the Company’s current expectations and are subject to risks and uncertainties. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including those more described in under “Risk Factors” in Part II, Item 1A of the Company’s most recent Form 10-Q and Part I, Item 1A of the Company’s most recent Form 10-K, each of which have been filed with the SEC, as well as: uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company’s shareholders will tender their stock in the Offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, distributors, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by the Company, including the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company. Investors and shareholders are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated November 29, 2010, by and among ABB Ltd, Brock Acquisition Corporation and Baldor Electric Company.
Exhibit 3.1	Article XIII of the By-laws of Baldor Electric Company.
Exhibit 99.1	Press release, dated November 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDOR ELECTRIC COMPANY

By:	/s/ George E. Moschner
	Name:	George E. Moscher
	Title:	CFO and Secretary

Date: November 30, 2010

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated November 29, 2010, by and among ABB Ltd, Brock Acquisition Corporation and Baldor Electric Company.
Exhibit 3.1	Article XIII of the By-laws of Baldor Electric Company.
Exhibit 99.1	Press release, dated November 30, 2010.